Exhibit 10.34

AMENDMENT AND JOINDER AGREEMENT

AMENDMENT AND JOINDER AGREEMENT, dated as of June 10, 2010 (this “Agreement”), among FU JIAN YADA GROUP CO., LTD. (the “Company”), HALTER FINANCIAL SECURITIES, INC. (“Halter”) and WILLIAM BLAIR & COMPANY, L.L.C. (“WB”).  Each of the parties to this Agreement is referred to herein as a “Party” and collectively, as the “Parties”.  Capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings ascribed to such terms in the Issuer Agreement (as defined below).

BACKGROUND

The Company and Halter (formerly known as WLT Brothers Capital, Inc.) are parties to an agreement, dated January 28, 2010 (the “Issuer Agreement”), pursuant to which, among other things, the Company engaged WLT as placement agent in connection with the issuance and sale of up to $20,000,000 in securities of the Company or its affiliated entities (the “Offering”).  The Issuer Agreement contemplates that WLT will identify a co-placement agent for the Offering.  WLT has identified, and the Company desires to engage, WB as co-placement agent in connection with the Offering and WB desires to accept such engagement.  The purpose of this Agreement is to amend the Issuer Agreement to join WB as a party thereto as exclusive co-placement agent for the Offering (with WLT being the only other co-placement agent) and to otherwise amend the Issuer Agreement as set forth herein.  All references herein to “WLT” shall also refer to Halter.

AGREEMENT

NOW THEREFORE, pursuant to the terms and conditions set forth herein, the Parties hereby agree as follows:

SECTION 1.                      Joinder of WB.

(a)           WB is hereby joined to the Issuer Agreement as a party thereto as if it had been an original signatory thereto, to provide services as exclusive co-placement agent (with WLT being the other exclusive co-placement agent).  All references in the Issuer Agreement to “WLT” or “Placement Agent” shall be deemed and read to be references to each of WLT and WB, severally, except as expressly set forth herein.  Except as otherwise expressly set forth herein, (i) the Company hereby acknowledges that as a result of WB becoming a party to the Issuer Agreement, WB shall be entitled to all the rights and benefits thereunder to the same extent as the rights and benefits of WLT, including, without limitation, all of the representations, warranties, covenants and indemnities provided by the Company to WLT under the Issuer Agreement and (ii) WB hereby acknowledges that as a result of WB becoming a party to the Issuer Agreement, WB shall be bound to all of the duties and obligations thereunder to the same extent as the duties and obligations of WLT under the Issuer Agreement.

(b)           Notwithstanding Section 1(a) hereof, the parties agree that (i) WB is and shall be the Placement Agent referred to in Section 1(a) of the Issuer Agreement (for the avoidance of doubt, WLT and WB are the exclusive co-placement agents in connection with the Offering), (ii) WB shall (just as WLT shall) provide all of the Investment Banking Services, other than those set forth in Section 1(b)(v) of the Issuer Agreement and (iii) Section 1(c) of the Issuer Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Arranging for and contracting with third parties to create a sales syndicate to participate in the sale of securities if deemed necessary by mutual agreement of WLT and WB.”

(c)           The Company represents, warrants and agrees to the following for purposes of the Issuer Agreement and this Agreement:

(i)           Neither WLT nor WB is and neither WLT nor WB will be construed as a fiduciary of the Company or any affiliate thereof and neither WLT nor WB will have any duties or liabilities to the equityholders or creditors of the Company, any affiliate of the Company or any other person by virtue of the Issuer Agreement or this Agreement and the retention of WLT or WB by the Company, all of which duties and liabilities are hereby expressly waived. Neither equity holders nor creditors of the Company are intended beneficiaries of the Issuer Agreement or this Agreement.  The Company acknowledges that neither WLT nor WB is an advisor as to legal, tax, or accounting matters in any jurisdiction.

(iii)           The engagement of WLT and WB pursuant to the Issuer Agreement does not constitute an agreement or a commitment, express or implied, by either WLT or WB or any of their respective affiliates to underwrite, purchase or place any Securities or otherwise provide any financing to the Company. It is understood that WLT and WB, severally, will offer the Securities on behalf of the Company on a best efforts basis to accredited investors.

(iv)           The Company is responsible for all information and representations concerning its business, operations, financial statements and projections (if furnished) that may be provided to, potential investors, including any Offering Document.  The Company agrees that any representations and warranties made by it to any purchaser of Securities in the Offering, including any representations and warranties contained in any purchase agreement executed by such purchaser of Securities in the Offering, shall be deemed also to be made to each of WLT and WB for its benefit and such representations and warranties are incorporated in the Issuer Agreement in their entirety for the benefit of each of WLT and WB.

(v)           The liability of each of WLT and WB, as the case may be, under the Issuer Agreement shall be limited to the amount of any Commissions actually received by WLT or WB, respectively, thereunder and shall not include any liability for incidental, consequential or punitive damages.

SECTION 2.                      Fees; Other Compensation and Reimbursements.  Notwithstanding anything to the contrary in this Agreement, Sections 2(a), 2(b) or 2(d) of the Issuer Agreement shall not be amended in any respect by this Agreement, it being acknowledged by the Parties that the Commissions, Warrants and out-of-pocket expenses in the amount and manner specified therein shall be payable to WLT and that WLT and WB have entered into a separate agreement on the date hereof allocating the Commissions and Warrant between them and addressing out-of-pocket expenses.  WLT and WB will be providing a separate Schedule A to be updated from time to time for purposes of Section 2(c) of the Issuer Agreement.

SECTION 3.  Additional Services; Fees and Expenses.  As an inducement for WB to enter into this Agreement, the Company hereby agrees as follows:  If the Company pursues a public offering of Securities within 12 months following either (i) the completion of the Offering or (ii) the later of the date hereof and the date of the expiration or termination of WB’s engagement under the Issuer Agreement, WB shall have the right to be the lead placement agent or lead manager for such public offering. The Company agrees to pay WB standard market compensation payable to major national investment banking firms for such an engagement and to enter into customary underwriting, agency, and indemnification arrangements and agreements in connection with such an engagement.  If WB elects to act as lead placement agent or lead manager of such a public offering, the compensation owing to WB as a result of the completion of any such public offeringwill be governed by the terms of the new agreement entered into in accordance with this Section 3.

SECTION 4.                      Other Amendments.  The Parties hereby agree that the Issuer Agreement shall also be amended as follows:  (i)  Section 4 of the Issuer Agreement is amended and restated to read in its entirety as set forth on Annex A hereto and (ii) Section 9 of the Issuer Agreement is amended and restated to read in its entirety as set forth in Annex B hereto.

SECTION 5.                      WLT and WB are Several Parties.  Notwithstanding anything to the contrary in the Issuer Agreement or this Agreement, the Company, WLT and WB each acknowledges and agrees that (i) WLT and WB are separate entities being separately engaged by the Company as an exclusive co-placement agent and neither WLT, on the one hand, or WB, on the other hand, shall have any responsibility or liability with respect to the advice, actions or omissions of the other with respect to acting as co-placement agent or otherwise in connection with the Offering, the Issuer Agreement, this Agreement, or otherwise and (ii) all duties and obligations of each of WLT and WB under the Issuer Agreement, as amended hereby, are separate and several, including, without limitation, their respective obligations under Section 4 of the Issuer Agreement.

SECTION 6.                      Agreement Remains in Force.  Except as expressly set forth in this Agreement, the Issuer Agreement remains unmodified and in full force and effect.

SECTION 7.                      Governing Law.  The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the State of New York, without regard to conflicts-of-laws principles.

SECTION 8.                      Counterparts.  This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

SECTION 9.                      Severability.  In the event any one or more of the provisions of this Agreement should be held invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be automatically deemed amended, but only to the extent necessary to render such provision or provisions valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

Fu Jian Yada Group Co., Ltd.

By
Name: Zhan Youdai
Title: Chairman

HALTER FINANCIAL SECURITIES, INC.

By
Name: Nicholas Hirsch
Title: Chief Executive Officer and President

WILLIAM BLAIR & COMPANY. L.L.C

By
Name:
Title:

ANNEX A

4.           Indemnification.

(a) The Company agrees to indemnify and hold harmless each Placement Agent and its respective affiliates, directors, officers, shareholders, attorneys, partners, agents, employees and each person, if any, who controls any Placement Agent within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnitee”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnitee may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of any representation, warranty or covenant of the Company contained herein or in any securities purchase agreement entered into by the Company with respect to the sale of Securities to any investor in connection with the Offering or (ii) any untrue statement or alleged untrue statement of any material fact included in any Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any Offering Document, or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; and will reimburse each Indemnitee for any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Document or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of a Placement Agent specifically for use therein.  In addition to its other obligations under this Section 4(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 4(a), it will reimburse the Indemnitees on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Indemnitees for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction; provided, however, that nothing in this Agreement shall be deemed a waiver by the Company of any right to seek recovery of such reimbursements in the event that it is ultimately determined that the Indemnitees are not entitled to indemnification hereunder.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Placement Agent will severally indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Placement Agent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any Offering Document, or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Document, or any amendment or supplement thereto, in reliance upon and in conformity with any written information furnished to the Company by such Placement Agent specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.  In addition to their other obligations under this Section 4(b), each Placement Agent agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 4(b), it will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Placement Agent’s obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction; provided, however, that nothing in this Agreement shall be deemed a waiver by the Placement Agent of any right to seek recovery of such reimbursements in the event that it is ultimately determined that the Company is not entitled to indemnification hereunder.  This indemnity agreement will be in addition to any liability which such Placement Agent may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was materially prejudiced by such failure to notify.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of outside counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Placement Agents in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

(d)           If the indemnification provided for in this Section 4 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and each Placement Agent from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and such Placement Agent in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received (or anticipated to be received) by the Company on the one hand and each of the Placement Agents on the other hand will be deemed to be in the same proportion as the gross proceeds received or contemplated to be received by the Company as a result of the sale of Securities in the Offering bears to the total Commissions received by such Placement Agent pursuant to this Agreement.  The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or a Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and each Placement Agent agrees that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 4(d), no Placement Agent shall be required to contribute any amount in excess of the amount of Commissions actually received by such Placement Agent under this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Placement Agents’ obligations to contribute pursuant to this Section 4(d) are several in proportion to their respective allocation of the Commissions and not joint.

(e)           The provisions of this Section 4 shall survive any termination of this Agreement.

ANNEX B

9.                Governing Law and Venue.  The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the State of New York, without regard to conflicts-of-laws principles.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties hereto in the courts of the State of New York, if it has or can acquire jurisdiction, in the United States District Court for the District of New York, and each of the parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue made therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any of the parties hereto anywhere in the world.